UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 13, 2008
Juniper Networks, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction	000-26339 (Commission	770422528 (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1194 North Mathilda Avenue, Sunnyvale,		94089
California (Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(408) 745-2000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EXHIBIT 10.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On June 13, 2008, Juniper Networks, Inc., a Delaware corporation (the “Company”), adopted the Juniper Networks, Inc. Deferred Compensation Plan (the “Plan”). The Plan is an unfunded deferred compensation plan intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. Pursuant to the Plan, the Company provides certain eligible employees the opportunity to enter into agreements for the deferral of a specified percentage of their cash compensation derived from base salary, commissions and certain incentive/bonus awards. The amount of compensation to be deferred by each participating eligible employee (individually, a “Participant” and collectively, the “Participants”) is determined in accordance with the Plan based on elections by each Participant. Each payment obligation for distribution of the deferred compensation (the “Obligation”) is payable on a date or dates selected by each Participant at the time of enrollment but subject to change in certain specified circumstances. Each Participant’s account pursuant to the Plan will be adjusted to reflect the positive or negative investment result of their selected investment options.
Except pursuant to a qualified domestic relations order, a Participant’s right or the right of any other person to the Obligations is not assignable by voluntary or involuntary assignment or by operation of law (except the right to designate a beneficiary to receive death benefits provided under the Plan), provided, however, that the Obligations are not secured and are subject to the claims of the Company’s creditors. The Obligations are not subject to redemption, in whole or in part, prior to the distribution dates specified by each Participant, other than withdrawals made in the event of a Participant’s Unforeseeable Emergency, as defined in the Plan. The Company reserves the right to amend or terminate the Plan at any time; provided, however, that no such action shall reduce a Participant’s account under the Plan without the Participant’s written consent.
This summary of the terms of the Plan is not intended to be complete and is qualified in its entirety by reference to the Plan, which is filed hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.
(d)

No.	Description
10.1	Juniper Networks, Inc. Deferred Compensation Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.
June 19, 2008	By:	Mitchell L. Gaynor
		Name:	Mitchell L. Gaynor
		Title:	Senior Vice President and General Counsel

Exhibit Index

10.1	Juniper Networks, Inc. Deferred Compensation Plan